Joint Filer Information

      Name: Alta BioPharma Partners L.P.
 Alta BioPharma Management LLC
 Alta Embarcadero BioPharma Partners LLC
 Alta Chase BioPharma Management LLC
 ICAgen Chase Partners (Alta Bio), LLC

Address: c/o Alta Partners
  One Embarcadero Center, Suite 4050
  San Francisco, CA 94111

Designated Filer: Alta BioPharma Partners L.P.

Issuer and Ticker Symbol: Icagen, Inc. (ICA)

Date of Event
    Requiring Statement: February 2, 2005

Signatures:
      ALTA BIOPHARMA PARTNERS L.P.
      By:  Alta BioPharma Management, LLC

      By: __/s/ Alix Marduel ______________
   Name: _____Alix Marduel _________
   Title: _____Managing Director______________

  ALTA BIOPHARMA MANAGEMENT LLC

  By:     /s/ Daniel Janney
   Name:       Daniel Janney
   Title:        Managing Director

  ALTA EMBARCADERO BIOPHARMA PARTNERS LLC

  By:     /s/ Garrett Gruener
   Name:       Garrett Gruener
   Title:       Member

  ALTA/CHASE BIOPHARMA MANAGEMENT LLC

  By:      /s/Alix Marduel
   Name:     Alix Marduel
   Title:     Member

  ICAGEN CHASE PARTNERS (ALTA BIO), LLC
  By: Alta/Chase BioPharma Management, LLC

  By:      /s/Alix Marduel
   Name:     Alix Marduel
   Title:        Member